CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 13, 2012 relating to the financial statements of ROI Acquisition Corp. (a development stage company), and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass

Roseland, New Jersey

February 24, 2012